UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 23, 2004

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Item 7.  Financial Statements and Exhibits

      ( c )  Exhibits.

99.1         Press release dated July 23, 2004.

Item 12.  Results of Operations and Financial Condition

On Friday July 23, 2004, Cummins Inc. issued a press release announcing its earnings for the second quarter ending June 27, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2004

Cummins Inc.
By: /s/ Susan K. Carter ______________________________ Susan K. Carter Vice President - Finance and Chief Accounting Officer

EXHIBIT 99.1

            Mark Land

                                                                                                Director  - Public Relations

                                                                                                (812) 377-7719

                                                                                                (812) 350-9678 (mobile)

For Immediate Release

July 23, 2004

Cummins net income rises sharply on record sales in second quarter; Company increases full-year earnings guidance.

COLUMBUS, IND. - Strong sales in all business units and across nearly every market segment pushed Cummins Inc. (NYSE: CMI) to record revenues and sharply higher profits in the second quarter.

Sales were $2.12 billion, while net earnings climbed to $82 million, or $1.76 a share, on a fully diluted basis - a 485 percent increase over the same period last year and exceeding earlier guidance of between $1.20 and $1.30 a share for the quarter.

Earnings before interest, taxes and minority interest (EBIT) were $148 million, also a single quarter record for the Company. The EBIT represents 7.0 percent of sales, well within the Company's targeted performance range.

"Our second-quarter results were outstanding and reflect our customers' very positive reactions to our product line," said Tim Solso, Cummins Chairman and Chief Executive Officer. "Sales were very good in all segments, profits were up significantly and margins strong."

Record second-quarter sales of $2.12 billion were 38 percent higher than the $1.54 billion reported for the same period in 2003. Cummins previous sales record was $1.84 billion in the fourth quarter of 1999.

For the first six months of the year, the Company reported net earnings of $115 million - or $2.53 a share on a fully diluted basis - on sales of $3.9 billion.

As a result of continued performance improvement, Cummins has today increased its earnings guidance for the full year. The Company now expects to earn between $5.55 and $5.75 a share in 2004, up from the previous guidance of $4.40 - $4.60 a share.

"We are extremely pleased with the improving results in today's second-quarter report," Solso said. "Even as we are benefiting from the strengthening conditions in many of our markets, we continue to work hard to control costs, raise quality and improve our customer service to position Cummins for sustained growth in 2004 and beyond.

Engine Segment

Engine business sales rose 57 percent from second quarter 2003 to $1.4 billion, led by higher sales in North America for heavy-duty truck engines, worldwide sales of medium-duty trucks, record sales of the Dodge Ram engine and strong worldwide construction and mining volumes. The business reported Segment EBIT of $91 million, compared to $24 million in the second quarter of 2003.

Cummins share of the North American heavy-duty truck engine market rose more than five percentage points in first five months of the year to 26.8 percent, with an industry-leading 31 percent share for the month of May. For the second quarter, sales volumes in the North American heavy-duty market rose by 105 percent compared to the same period last year.

Second-quarter shipments of the Company's Dodge Ram engine to DaimlerChrysler increased 30 percent over the same period last year, keeping that business on track for another record sales year.

Power Generation Segment

The Company's Power Generation business continued to rebound, posting Segment EBIT of $19 million on sales of $468 million -- the unit's third straight quarterly profit.  For the same period last year, Power Generation lost $15 million on sales of $307 million.

Power Generation's results also reflect strong sales and profit gains from the first quarter of 2004, when the unit reported Segment EBIT of $6 million on sales of $369 million.

Market demand for commercial power remains strong in China, India and the Middle East.  Year-to-date sales in Asia are approximately double those for the same period in 2003. The Company's consumer power generation business reported record sales in the second quarter as a result of market share gains and increased penetration in the non-motorized RV segment.

Filtration and Other Segment

The Company's Filtration and Other business reported sales of $369 million in the second quarter, up 39 percent from last year and in line with expectations, led by extremely strong sales in the Holset turbocharger business. A broad market recovery also has led to increased demand across many geographic regions, notably in the United States and Asia.

 Earnings were negatively affected, however, by high commodity costs - especially steel - which resulted in an additional $5 million in materials costs during the quarter.  For the quarter, the business reported Segment EBIT of $24 million, compared to $25 million during the second quarter of 2003.

International Distributor Segment

Sales for the International Distributor business rose 30 percent from the second quarter of 2003 to $220 million in the most recent quarter. The unit earned Segment EBIT of $14 million, up from $12 million for the same period in 2003. Sales were up across all geographic regions, with most distributors achieving sales growth in excess of 10 percent.

The Company's Middle East and Africa distributors saw sales rise a combined 84 percent over the same period last year, while sales in Northeast Asia (Japan and Korea) rose 38 percent and sales in China jumped 44 percent.

Cash Flow

Strong profits have resulted in an increase in the Company's cash flow. For the second quarter, the Company reported $196 million in cash flow from operations. The Company expects capital spending for 2004 to be between $135 and $145 million, due to the recent financial statement consolidation of additional operating units.

"We have seen strong improvement in our cash flow situation, which is providing the funds necessary to continue to pay down our debt and provide sufficient liquidity to fund growth," said Cummins Chief Financial Officer Jean Blackwell.

Earnings Guidance

In addition to increasing its guidance for the full year, the Company today issued guidance for the third quarter of $1.30-$1.40 a share. The guidance reflects normal seasonal patterns in some markets, as well as potential supply chain constraints and inefficiencies, and rising commodities prices - most notably steel.

Presentation of Non-GAAP Financial Information

EBIT is a non-GAAP financial measure used in this release. This measure is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBIT is a measure used internally to assess the performance of the operating units.

About Cummins

Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves its customers through more than 680 company-owned and independent distributor locations in 137 countries and territories. Cummins also provides service through a dealer network of more than 5,000 facilities in 197 countries and territories. With more than 24,000 employees worldwide, Cummins reported sales of $6.3 billion in 2003. Press releases can be found by accessing the Cummins home page at www.cummins.com.

Forward Looking Statement Disclosure

Information provided and statements in this release and on the accompanying web cast that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange Commission filings.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS (a)

Unaudited

	Three Months Ended		Six Months Ended		Three Months Ended
	June 27,	June 29,	June 27,	June 29,	March 28,
Millions, except per share amounts	2004	2003	2004	2003	2004

Net sales.....................................................................	$2,124	$1,539	$3,895	$2,926	$1,771
Cost of goods sold......................................................	1,696	1,263	3,122	2,432	1,426

Gross margin............................................................	428	276	773	494	345

Expense and other income:
Selling and administrative expenses.........................	251	200	474	395	223
Research and engineering expenses.....................	59	50	115	97	56
Equity, royalty and other income from investees.....	(29)	(17)	(47)	(24)	(18)
Interest expense....................................................	27	20	54	40	27
Other (income) expense, net....................................	(1)	(3)	5	(10)	6

Earnings (loss) before income taxes, minority interest
and dividend on preferred securities of subsidiary
trust.......	121	26	172	(4)	51

Provision (benefit) for income taxes......................	34	5	48	(4)	14
Minority interests in earnings of consolidated subsidiaries ............................................................	5	2	9	6	4
Dividends on preferred securities of subsidiary trust...	-	5	-	11	-

Net earnings (loss)..............................................	$ 82	$ 14	$ 115	$ (17)	$ 33

Earnings per share:
Basic.....................	$ 1.97	$ 0.34	$ 2.80	$ (0.45)	$ 0.81
Diluted.....................	$ 1.76	$ 0.34	$ 2.53	$ (0.45)	$ 0.76

Cash dividends declared per share................................	$ 0.30	$ 0.30	$ 0.60	$ 0.60	$ 0.30

Weighted average shares outstanding:
Basic.....................	41.8	39.0	41.2	39.0	40.5
Diluted.....................	48.8	39.0	48.1	39.0	47.3

(a) Prepared in accordance with accounting principles generally accepted in the United States of America, on an unaudited basis.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

Millions	June 27, 2004
	Unaudited (a)	Dec. 31, 2003
ASSETS
Current assets:
Cash and cash equivalents..........................................................	$ 322	$ 108
Marketable securities..................	86	87
Receivables, net .........................	1,200	929
Inventories..................................................................................	936	733
Other current assets....................................................................	287	273
Total current assets..................	2,831	2,130
Long term assets:
Property, plant and equipment, net............	1,580	1,347
Investments in and advances to equity investees...........	250	339
Goodwill.................................	353	344
Other intangible assets, net.................	87	92
Deferred income taxes......................	663	663
Other assets..............................	197	211
Total assets.................................................................................	$5,961	$5,126

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Loans payable.............................................................................	$ 41	$ 28
Current maturities of long-term debt.............................................	257	21
Accounts payable...........................................................................	849	557
Accrued product coverage and marketing expenses.......	294	246
Other current liabilities..................................................................	614	539
Total current liabilities................	2,055	1,391
Long-term liabilities:
Long-term debt.........................................................................	1,299	1,380
Pensions.......................	446	446
Postretirement benefits other than pensions..........	565	577
Other liabilities.........................................................................	285	260
Total liabilities...................	4,650	4,054

Minority interests.....................	185	123

Shareholders' equity:
Common stock, $2.50 par value, 48.2 and 48.3 shares issued...	121	121
Additional contributed capital.....................................................	1,134	1,113
Retained earnings.....................................................................	658	569
Accumulated other comprehensive loss
Minimum pension liability................	(435)	(434)
Other components, net....................	(66)	(58)
Common stock in treasury, at cost, 3.9 and 5.6 shares............	(157)	(225)
Common stock held in trust for
employee benefit plans, 2.2 and 2.3 shares..........	(108)	(113)
Unearned compensation..........................	(21)	(24)
Total shareholders' equity.................	1,126	949
Total liabilities and shareholders' equity.................................	$5,961	$5,126

(a) Prepared in accordance with accounting principles generally accepted in the United States of America, on an unaudited basis.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS(a)

Unaudited

	Six Months Ended
Millions	June 27, 2004	June 29, 2003
Cash flows from operating activities:
Net earnings (loss)..................................................................	$ 115	$ (17)
Adjustments to reconcile net earnings (loss) to net cash
provided by (used in) operating activities:
Depreciation and amortization..............................................	128	109
Dividends over (under) equity in earnings of investees.....	4	(15)
Minority interests in earnings of consolidated subsidiaries.....	9	6
Stock-based compensation expense.............	7	1
Tax benefit on stock options exercised............	10	-
Amortization of gain on swap unwind..........	(3)	(3)
Translation and hedging activities..............	(8)	-
Changes in assets and liabilities:
Receivables...................................................................	(239)	(89)
Proceeds from sale of receivables..............	-	5
Inventories................................................................................	(148)	(71)
Accounts payable...........................................	257	84
Accrued expenses..................	108	(48)
Other..........................................................................................	12	1
Net cash provided by (used in) operating activities........................	252	(37)

Cash flows from investing activities:
Capital expenditures.....................	(37)	(43)
Investments in internal use software..............	(16)	(13)
Proceeds from disposals of equipment.........................................	5	5
Investments in and advances (to) from equity investees.....	(21)	15
Acquisition of businesses, net of cash acquired.........	(18)	-
Investments in marketable securities - acquisitions......	(72)	(55)
Investments in marketable securities - liquidations..................	80	65
Other........................	1	-
Net cash used in investing activities.......................................	(78)	(26)

Cash flows from financing activities:
Proceeds from borrowings.........................................................	19	10
Payments on borrowings and capital lease obligations.............	(37)	(125)
Net borrowings under short-term credit agreements........	15	46
Proceeds from issuing common stock...............	72	-
Dividend payments on common stock.........................................	(26)	(25)
Distributions to minority shareholders...........	-	(8)
Other..........................................................................................	(2)	(3)
Net cash provided by (used in) financing activities.........	41	(105)
Effect of exchange rate changes on cash and cash equivalents....	(1)	3

Net increase (decrease) in cash and cash equivalents........................	214	(165)
Cash and cash equivalents at beginning of the period..............	108	224
Cash and cash equivalents at end of the period.........	$ 322	$ 59

(a) Prepared in accordance with accounting principles generally accepted in the United States of America, on an unaudited basis.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES

SEGMENT INFORMATION

Unaudited

Millions	Engine	Power Generation	Filtration And Other	International Distributor	Eliminations	Total

Three Months Ended June 27, 2004
Net sales (1)	$ 1,393	$ 468	$ 369	$ 220	$ (326)	$2,124
Segment EBIT	91	19	24	14	-	148
Net assets	1,196	596	767	189	-	2,748

Three Months Ended June 29, 2003
Net sales	$ 889	$ 307	$ 265	$ 169	$ (91)	$1,539
Segment EBIT	24	(15)	25	12	-	46
Net assets	850	465	664	177	-	2,156

Six Months Ended June 27, 2004
Net sales (1)	$2,532	$ 837	$ 716	$ 391	$ (581)	$3,895
Segment EBIT	131	25	48	22	-	226

Six Months Ended June 29, 2003
Net sales	$1,705	$ 574	$ 519	$ 305	$ (177)	$2,926
Segment EBIT	2	(29)	45	18	-	36

The table below reconciles the segment information to the corresponding amounts in the Consolidated Financial Statements.

	Three Months Ended		Six Months Ended
	June 27,	June 29,	June 27,	June 29,
Millions	2004	2003	2004	2003

Segment EBIT.............................................................................	$148	$46	$226	$36
Less:
Interest expense.........................................................	27	20	54	40
Income tax provision (benefit)......................	34	5	48	(4)
Minority interest in earnings of consolidated subsidiaries.........	5	2	9	6
Dividends on preferred securities...............	-	5	-	11
Consolidated net earnings (loss)................	$82	$14	$115	$(17)

Net assets for operating segments...............................	$2,748	$2,156
Liabilities deducted in computing net assets.............	2,986	2,506
Minimum pension liability excluded from net assets	(698)	(624)
Deferred tax assets not allocated to segments...........	855	821
Debt-related costs not allocated to segments..............................	70	26
Consolidated assets.....................	$5,961	$4,885

(1)  Prior to January 1, 2004, intersegment transactions between the Engine segment and the Power Generation segment and between the Filtration and Other segment and the Engine segment were reported at cost and no sale reported by the transferor segment.  Beginning January 1, 2004, this inter-segment activity is reflected in the sales and unit shipments of the transferor segments at a market based transfer price discounted for certain items; further, certain intersegment cost allocations to the transferor segments have been eliminated.  In addition, certain engines made by the Engine segment and sold to International Distributors through Power Generation were previously recorded as a sale to Power Generation; however under the new methodology Power Generation records a sales commission.  We believe the methodology change allows our segment management to focus on those pricing decisions and cost structuring actions that are within their control.  As a result of the change in methodology in the three and six months ended June 27, 2004, sales in the Engine segment increased $128 million and $217 million, respectively, sales in the Power Generation segment decreased $8 million and $17 million, respectively, sales in the Filtration and Other segment increased $53 million and $100 million, respectively and eliminations increased $173 million and $300 million, respectively.   The impact on segment EBIT was immaterial for each segment in both periods.

NON-GAAP FINANCIAL MEASURES (Unaudited)

Earnings before interest, taxes, minority interests and preferred dividends (EBIT)

We define EBIT as earnings before interest, taxes, minority interest, preferred dividends and the cumulative effect of any accounting changes.  We use EBIT to assess and measure the performance of our operating segments and also as a component in measuring our variable compensation programs.  Below is a reconciliation of EBIT, a non-GAAP financial measure, to our consolidated net earnings, for each of the applicable periods:

	Three Months Ended		Six Months Ended		Three Months Ended
	June 27,	June 29,	June 27,	June 29,	March 28,
Millions, except per share amounts	2004	2003	2004	2003	2004

Earnings before interest, income taxes, minority
interest and dividends on preferred securities of
subsidiary trust.......	$ 148	$ 46	$ 226	$ 36	$ 78

Interest expense....................................................	27	20	54	40	27
Provision (benefit) for income taxes......................	34	5	48	(4)	14
Minority interests in earnings of consolidated subsidiaries .	5	2	9	6	4
Dividends on preferred securities of subsidiary trust...	-	5	-	11	-

Net earnings (loss)..............................................	$ 82	$ 14	$ 115	$ (17)	$ 33

*      Interest expense between accounting periods is not comparable due to the issuance of a new accounting standard.  In May 2003, the FASB issued SFAS 150 which required that dividends on our Convertible Preferred Securities of Subsidiary Trust be classified as interest expense after July 1, 2003.  This reclassification results in interest expense not being comparable for the periods presented.

 *     We believe EBIT is a useful measure of our operating performance for the periods presented as it illustrates our operating performance without regard to financing methods, capital structure or income taxes.  This measure is not in accordance with, or an alternative for, accounting principles generally accepted in the United States of America (GAAP) and may not be consistent with measures used by other companies.  It should be considered supplemental data.